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                                                                     EXHIBIT 5.1
                                                                     -----------

          [LETTERHEAD OF HELLER EHRMAN WHITE & MCAULIFFE, ATTORNEYS]


                               September 5, 1997




Crescendo Pharmaceuticals Corporation
1454 Page Mill Road
Palo Alto, California 94304

                       REGISTRATION STATEMENT ON FORM S-1
                       ----------------------------------

Ladies and Gentlemen:

          We have acted as counsel to Crescendo Pharmaceuticals Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-1 (file no. 333-31281) (the "Registration Statement") filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, an aggregate of 5,800,000 shares of its Class A Common Stock, $.01 par value (the "Shares") pursuant to the terms of a Distribution Agreement (the "Distribution Agreement") to be entered into between ALZA Corporation ("ALZA") and the Company, are to be distributed by ALZA to its stockholders and debenture holders.

          In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:

          (a) The Certificate of Incorporation of the Company certified by the Secretary of State of the State of Delaware as of September 4, 1997, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

          (b) The form of Restated Certificate of Incorporation of the Company filed as an exhibit to the Registration Statement (the "Restated Certificate");
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Crescendo Pharmaceuticals Corporation
September 5, 1997
Page 2


          (c) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

          (d) The form of Distribution Agreement filed as an exhibit to the Registration Statement;

          (e) A Certificate of the Vice President, Finance of the Company: (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors of the Company relating to the issuance and distribution of the Shares; and (ii) certifying as to certain factual matters; and

          (f)  The Registration Statement.

          This opinion is limited to the general corporation laws of the State of Delaware. We disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body.

          Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that: (i) the Registration Statement becomes and remains effective during the period when the Shares are distributed, (ii) all applicable securities laws are complied with, (iii) the Restated Certificate is filed with and accepted by the Delaware Secretary of State, (iv) the Company and ALZA enter into and perform their respective obligations under the Distribution Agreement,
(v) the consideration for such Shares recited in the Distribution Agreement has been received, and (vi) appropriate stock certificates evidencing the Shares will be properly executed and delivered, it is our opinion that the Shares covered by the Registration Statement when issued by Crescendo will be legally issued, fully paid and nonassessable.

          This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments that occur after the date of this opinion.
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Crescendo Pharmaceuticals Corporation
September 5, 1997
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          We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement.

                                      Very truly yours,

                                      /s/ HELLER EHRMAN WHITE & MCAULIFFE



32698.01.PA